EXHIBIT 24

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kevin P. Clark and David M. Sherbin, and each of them, his true and lawful attorneys-in-fact and agents, with full power to act separately and the full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent the full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or his or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities, in the locations and on the dates indicated.

Signature	Title	Date

/s/ Rodney O’Neal Rodney O’Neal	Principal Executive Officer and Director	October 31, 2011

/s/ Kevin P. Clark Kevin P. Clark	Principal Financial Officer	October 31, 2011

/s/ Allan J. Brazier Allan J. Brazier	Principal Accounting Officer	October 31, 2011

/s/ John A. Krol John A. Krol	Chairman of the Board of Directors	October 31, 2011

/s/ Gary L. Cowger Gary L. Cowger	Director	October 28, 2011

/s/ Nicholas M. Donofrio Nicholas M. Donofrio	Director	October 31, 2011

/s/ Mark P. Frissora Mark P. Frissora	Director	October 27, 2011

/s/ Rajiv L. Gupta Rajiv L. Gupta	Director	October 31, 2011

/s/ J. Randall MacDonald J. Randall MacDonald	Director	October 31, 2011

Signature	Title	Date

/s/ Sean O. Mahoney Sean O. Mahoney	Director	October 31, 2011

/s/ Michael McNamara Michael McNamara	Director	October 31, 2011

/s/ Thomas W. Sidlik Thomas W. Sidlik	Director	October 31, 2011

/s/ Bernd Wiedemann Bernd Wiedemann	Director	October 31, 2011

/s/ Lawrence A. Zimmerman Lawrence A. Zimmerman	Director	October 31, 2011